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                                                                   EXHIBIT 12.12

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY REAL PROPERTY INVESTORS-TWO LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                 $   17      $   88      $  (59)     $ (158)   $  185     $  (10)     $  (33)

Fixed Charges:
  Interest expense                        776         743         706         679         883       245        220

  Interest factor of rental expense       --          --          --          --        --         --          --
                                      -----------------------------------------------------------------------------
             Total fixed charges          776         743         706         679       883        245         220
                                      -----------------------------------------------------------------------------

             Total earnings               793         831         647         521     1,068        235         187

             Total fixed charges          776         743         706         679       883        245         220
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges       1.02        1.12        0.92        0.77      1.21        --          --
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges       --          --           59         158       --          10          33
                                      -----------------------------------------------------------------------------